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                                                                  EXHIBIT 1
                                                                  CONFORMED COPY


                  General American Transportation Corporation

                                  $100,000,000

                             8-5/8% Notes Due 2004

                             Underwriting Agreement


                                                                December 7, 1994

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
New York, New York 10020

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

As Representatives of the several Underwriters


Ladies and Gentlemen:

General American Transportation Corporation, a New York corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $100,000,000 principal amount of its 8-5/8% Notes Due December 1, 2004 (the "Securities"), to be issued under an indenture (the "Indenture") dated as of October 1, 1987, as supplemented pursuant to the First Supplemental Indenture thereto dated as of May 15, 1988, the Second Supplemental Indenture thereto dated as of March 15, 1990, and the Third Supplemental Indenture thereto dated as of June 15, 1990, between the Company and The Chase Manhattan Bank (National Association), as trustee (the "Trustee").

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 and elsewhere in this Agreement are defined in paragraph (1) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 33-33073) on such Form and a registration statement on such Form (File Number: 33-52301), including a basic preliminary prospectus in accordance with Rule 429, which have each become effective, for the registration under the Act of $650,000,000 aggregate




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         principal amount of debt securities, including the Securities.  Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Rule 415(a)(1)(ix) or (x) under the Act and comply in all other material respects with such Rule. The Company will file with the Commission pursuant to the applicable paragraph of Rule 424(b) and Rule 429 under the Act a supplement to the form of prospectus included in such registration statements relating to the Securities and the plan of distribution thereof (the "Prospectus Supplement").

                 (b) As of the Execution Time, on the Effective Date, when the Prospectus Supplement is filed in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Registration Statement, as amended as of any such time, the Prospectus, as supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; (ii) on the Effective Date, the Registration Statement, as amended as of any such time, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) the Prospectus, as supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to
         (i) that part of the Registration Statement which constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) Neither the Company nor any of its subsidiaries is in violation of its corporate charter or bylaws or in default under any agreement, indenture or instrument, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; the execution, delivery and performance of this Agreement and compliance by the Company with the provisions of the Securities and the Indenture will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or of any of its subsidiaries pursuant





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         to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or bylaws of the Company or of any of its subsidiaries or any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or any of its subsidiaries, the effect of which violation or default would be material to the Company and its subsidiaries taken as a whole; and, except as required by the Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement and the Indenture.

                 (d) Except as described in the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects or will materially affect the business, properties, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole since the dates as of which information is given in the Registration Statement and the Prospectus.

                 (e) Ernst & Young, whose reports have been incorporated by reference or included in the Company's most recent Annual Report on Form 10-K which is incorporated by reference in the Prospectus, are independent public accountants as required by the Act and the rules and regulations thereunder.

                 (f) As of the time the Securities are issued and sold hereunder (i) the Indenture will have been duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms, (ii) the Securities will have been duly authorized, executed, authenticated and, upon payment therefor as provided in this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, and (iii) the Indenture conforms and the Securities will conform to the descriptions thereof contained in the Prospectus.

                 (g) Each of the Company and its subsidiaries has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, is duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole, and has power and authority necessary to own or hold its property and to conduct the business in which it is engaged.





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                 (h)      Except as described in the Prospectus, there is no
         material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which might result in any material adverse change in the business, properties, condition (financial or other), results of operations or prospects of the Company and its subsidiaries taken as a whole or which is required to be disclosed in the Registration Statement.

                 (i) The financial statements filed as part of the Registration Statement or included in the Prospectus present, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present at all times during the effectiveness of this Agreement, fairly, the financial condition and results of operations of the Company and its subsidiaries taken as a whole, at the dates and for the periods indicated, and have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will in all material respects be at all times during the effectiveness of this Agreement, prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                 (j) The documents incorporated by reference into the Prospectus have been, and (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will in all material respects be at all times during the effectiveness of this Agreement, prepared by the Company in conformity with the applicable requirements of the Act and the Exchange Act and the respective rules and regulations of the Commission thereunder and such documents have been, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will be at all times during the effectiveness of this Agreement, timely filed as required thereby.

                 (k) There are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations of the Commission thereunder, or which were required to be filed as exhibits to any document incorporated by reference in the Prospectus by the Exchange Act or the rules and regulations of the Commission thereunder, which have not been filed as exhibits to the Registration Statement or to such document or





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         incorporated therein by reference as permitted by the rules and regulations of the Commission under the Act and the Exchange Act as required.

                 (l) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. "Prospectus" shall mean the Basic Prospectus as supplemented by the Prospectus Supplement. "Registration Statement" shall mean the registration statements referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time. "Rule 415", "Rule 424", and "Rule 429" refer
         to such rules under the Act.   Any reference herein to the
         Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference.

                 (m) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.





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                 2.       Purchase and Sale.  Subject to the terms and
conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.113% of the principal amount thereof, plus accrued interest on the Securities from December 1, 1994, to the Closing Date, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule I hereto.

                 3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time and location set forth on Schedule A hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by Federal fund check or other immediately available funds. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

                 The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

                 4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                 5. Agreements. The Company agrees with the several Underwriters that:

                 (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus (except for (i) periodic or current reports filed under the Exchange Act or (ii) a supplement relating to an offering of securities other than the Securities) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which either of the Representatives may reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will





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         promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment of the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will promptly (i) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any such amended or supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto), and each amendment to the Registration Statement (including solely in the case of the Representatives, when filed with the Commission, all documents incorporated by reference therein) and, so long as delivery of a prospectus may be required by the Act, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.





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                 (e)      The Company will arrange for the qualification of the
         Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

                 (f) The Company shall, whether or not any sale of the Securities is consummated, pay all expenses incident to the performance of its obligations under this Agreement, including the fees and disbursements of its accountants and counsel, the cost of printing or other production and delivery of the Registration Statement, the Prospectus, all amendments thereof and supplements thereto, the Indenture, this Agreement and all other documents relating to the offering, the cost of preparing, printing, packaging and delivering the Securities, the fees and disbursements, including fees of counsel, incurred in compliance with Section 5(e), the fees and disbursements of the Trustee and the fees of any agency that rates the Securities.

                 (g) The Company will not, from the date hereof to and including the Closing Date, without prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company (other than the Securities or any debt securities issued or guaranteed by the Company with maturities of less than 270 days).

                 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                 (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus and any such supplement shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                 (b)      The Company shall have furnished to the
         Representatives the opinion or opinions of the assistant general counsel of the Company or other counsel to the Company acceptable to the Representatives, dated the Closing Date, to the effect that:





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                          (i)     each of the Company and its subsidiaries
                 (excluding subsidiaries which, considered in the aggregate, would not constitute a "significant subsidiary" under Commission Regulation S-X) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases properties or conducts material business, except where the failure so to qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                    (ii) the Company's authorized equity capitalization is as set forth in the Prospectus;

                    (iii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                     (iv) neither the execution and delivery of the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of or constitute a default under, the Articles of Incorporation or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or by which any of them are bound that is material to the Company and its subsidiaries as a whole, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries (except that such counsel need not express any opinion on any order or regulation which does not materially affect the validity of the Securities);

                          (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or





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                 body or any arbitration involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Prospectus describing any legal proceedings or material contracts or agreements relating to the Company or any of its subsidiaries fairly summarize such matters;

                    (vi) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period prescribed by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and no facts have come to the attention of such counsel which cause him to believe that at the Effective Date or the Closing Date the Registration Statement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                    (vii) this Agreement has been duly authorized, executed and delivered by the Company.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the date such opinion is rendered.





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                 (c)      The Company shall have furnished to the
         Representatives the opinion of Mayer, Brown & Platt, counsel for the Company, dated the Closing Date, to the effect that:

                          (i) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized and, when the terms and forms thereof have been established and the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Representatives, the Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Indenture conforms and the Securities will conform to the descriptions thereof in the Prospectus;

                     (ii) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period prescribed by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than material incorporated by reference therein and the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and no facts have come to the attention of such counsel which cause them to believe that at the Effective Date or the Closing Date the Registration Statement (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus





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                 (other than the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the date such opinion is rendered.

                 (d) The Representatives shall have received from Winston & Strawn, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (e)      The Company shall have furnished to the
         Representatives a certificate of the Company, signed by the President or any Vice President (in the financial area) and the principal financial or accounting officer or the Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate with the same effect as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied as a condition of the obligation of the Underwriters to purchase the Securities;

                     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                    (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the business, properties, condition (financial or other), results of operations or, to the best of their knowledge, the prospects of the





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                 Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus.

                 (f) At the Closing Date, Ernst & Young shall have furnished to the Representatives a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                          (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                     (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company and standing committees thereof; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

                                (1) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

                                  (2)      with respect to the period
                          subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, in or incorporated in the Registration Statement and the Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the advances to, investments in or receivables from related parties, or in the capital stock or long-term debt of the Company and its subsidiaries or any decreases in the stockholders' equity of the Company or consolidated net current assets or net assets as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from the date of the most recent financial statements included or incorporated in the Registration Statement and the Prospectus to such specified date there were any decreases, as compared with the corresponding period in the preceding year in net operating revenues or in income before income taxes or in total and net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter; or

                                  (3)      the amounts included in any
                          unaudited "capsule" information included or incorporated in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 References to the Registration Statement and the Prospectus in this paragraph (f) include any amendment thereof or supplement thereto at the date of the letter.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, condition (financial or other) or results of operation of the Company and its subsidiaries taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

                 (h) Subsequent to the Execution Time and prior to the Closing Date, there shall not have been any decrease in the rating of any of the Company's long-term debt securities by Standard & Poor's Corporation or Moody's Investors Services, Inc. or any notice given of any intended or potential decrease in any such rating or of any review of or possible change in any such rating that does not indicate the direction of the possible change.

                 (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as either Representative may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at any time at or prior to the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, if any termination pursuant to Section 10 hereof shall occur or in the case of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been incurred by them (including reasonable fees and disbursements of counsel) in connection with this Agreement.

                 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, and (ii) such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where (A) such delivery is required by the Act, (B) the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus (or the Prospectus as supplemented) and (C) if a copy of such Prospectus (or the Prospectus as supplemented) had been so sent or given, such delivery would have cured the defect giving rise to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the

Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriters" in the Prospectus constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements with respect to you are correct.

                 (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel and one separate local counsel for all such indemnified parties in such action and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d)      In the event that the indemnity provided in paragraph
(a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities of the Company or of GATX Corporation, the Company's corporate parent (the "Parent"), shall have been suspended by the Commission, trading in the Parent's securities shall have been suspended by the New York Stock Exchange or the Chicago Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities.

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule A hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 500 West Monroe Street, Chicago, Illinois 60661-3676, Attention: Treasurer.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                                 *  *  *  *  *

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance by each of you shall represent a binding agreement among the Company and the several Underwriters.


                                       Very truly yours,

                                       General American Transportation
                                         Corporation


                                       By:  /s/ E. Paul Dunn, Jr.
                                          --------------------------------

                                       Its:   Treasurer
                                           -------------------------------



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Morgan Stanley & Co. Incorporated

By:    /s/ Kim Mayer
   ------------------------------

Its:    Principal
    ------------------------------


Salomon Brothers Inc

By:  /s/ Elaine C. Campbell
   ------------------------------

Its:  Vice President
    ------------------------------



For themselves and the other
several Underwriters named in
Schedule B to the foregoing
Agreement.

                                   SCHEDULE A


        Notes            Aggregate Principal Amount         Interest Rate         Final Distribution Date
        -----            --------------------------         -------------         -----------------------
      8-5/8%            $100,000,000                         8-5/8%               December 1, 2004

  Cusip 368
  836 AB8





Closing Date, Time and Location:

December 14, 1994

9:00 a.m. Chicago time

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, IL  60603



Address for notices pursuant to Section 12:

Morgan Stanley & Co. Incorporated
1221 Avenue of the Americas
4th Floor
New York, NY  10020
Attention:  May C. Busch

Salomon Brothers Inc
Seven World Trade Center
New York, NY 10048
Attention:  Legal Department

                                   SCHEDULE B


                                                                                   Principal Amount
                                                                                   of Securities to
                                           Underwriters                              be Purchased
                                           ------------                            ----------------
Morgan Stanley & Co. Incorporated . . . . . . . . . . . . . . . . . . . . . . .    $ 50,000,000

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      50,000,000






                                                                                   ------------
                 Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $100,000,000
                                                                                   ============


Address for Notice to Underwriters:

                 Notices to Morgan Stanley & Co. Incorporated shall be directed to it at 1221 Avenue of the Americas, New York, New York 10020, Attention: May
C. Busch

                 Notices to Salomon Brothers Inc shall be directed to it at Seven World Trade Center, New York, New York 10048, Attention: New Issue Documentation Department.